Eaton Vance

Atlanta Capital Horizon

Growth Fund

Semiannual Report

March 31, 2015

Commodity Futures Trading Commission Registration. Effective December 31, 2012, the Commodity Futures Trading Commission (“CFTC”) adopted certain regulatory changes that subject registered investment companies and advisers to regulation by the CFTC if a fund invests more than a prescribed level of its assets in certain CFTC-regulated instruments (including futures, certain options and swap agreements) or markets itself as providing investment exposure to such instruments. The Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act. Accordingly, neither the Fund nor the adviser with respect to the operation of the Fund is subject to CFTC regulation. Because of its management of other strategies, the Fund’s adviser is registered with the CFTC as a commodity pool operator and a commodity trading advisor.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

This report must be preceded or accompanied by a current summary prospectus or prospectus. Before investing, investors should consider carefully the investment objective, risks, and charges and expenses of a mutual fund. This and other important information is contained in the summary prospectus and prospectus, which can be obtained from a financial advisor. Prospective investors should read the prospectus carefully before investing. For further information, please call 1-800-262-1122.

Semiannual Report March 31, 2015

Eaton Vance

Atlanta Capital Horizon Growth Fund

Table of Contents

Performance	2

Fund Profile	2

Endnotes and Additional Disclosures	3

Fund Expenses	4

Financial Statements	5

Officers and Trustees	19

Important Notices	20

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Performance1,2

Portfolio Manager Richard B. England, CFA, of Atlanta Capital Management Company, LLC.

% Average Annual Total Returns	Class Inception Date	Performance Inception Date	Six Months	One Year	Five Years	Ten Years
Class A at NAV	03/04/2002	03/04/2002	6.60%	5.57%	11.00%	7.96%
Class A with 5.75% Maximum Sales Charge	—	—	0.50	–0.48	9.68	7.32
Class B at NAV	03/04/2002	03/04/2002	6.16	4.76	10.17	7.15
Class B with 5% Maximum Sales Charge	—	—	1.33	–0.01	9.90	7.15
Class C at NAV	03/04/2002	03/04/2002	6.17	4.76	10.18	7.14
Class C with 1% Maximum Sales Charge	—	—	5.20	3.81	10.18	7.14
Class I at NAV	05/02/2011	03/04/2002	6.74	5.85	11.21	8.06
Russell Midcap Growth Index	—	—	11.53%	15.56%	16.42%	10.18%

% Total Annual Operating Expense Ratios[3]			Class A	Class B	Class C	Class I
Gross			1.73%	2.48%	2.48%	1.48%
Net			1.40	2.15	2.15	1.15

Fund Profile

Sector Allocation (% of net assets)4

Top 10 Holdings (% of net assets)4

Catamaran Corp.	4.6%
Affiliated Managers Group, Inc.	4.1
Perrigo Co. PLC	4.0
Waste Connections, Inc.	3.8
Amphenol Corp., Class A	3.7
Markel Corp.	3.5
Nordstrom, Inc.	3.1
Airgas, Inc.	3.1
AMC Networks, Inc., Class A	2.8
Ecolab, Inc.	2.8
Total	35.5%

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month-end, please refer to eatonvance.com.

2

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Endnotes and Additional Disclosures

[1]

Russell Midcap Growth Index is an unmanaged index of U.S. midcap growth stocks. Unless otherwise stated, index returns do not reflect the effect of any applicable sales charges, commissions, expenses, taxes or leverage, as applicable. It is not possible to invest directly in an index.

[2]

Total Returns at NAV do not include applicable sales charges. If sales charges were deducted, the returns would be lower. Total Returns shown with maximum sales charge reflect the stated maximum sales charge. Unless otherwise stated, performance does not reflect the deduction of taxes on Fund distributions or redemptions of Fund shares.

Performance prior to the inception date of a class may be linked to the performance of an older class of the Fund. This linked performance is adjusted for any applicable sales charge, but is not adjusted for class expense differences. If adjusted for such differences, the performance would be different. Performance presented in the financial highlights included in the financial statements is not linked. In the performance table, the performance of Class I is linked to Class A. Performance since inception for an index, if presented, is the performance since the Fund’s or oldest share class’ inception, as applicable.

[3]	Source: Fund prospectus. Net expense ratio reflects a contractual expense reimbursement that continues through 1/31/16. Without the reimbursement, if applicable, performance would have been lower.

[4]	Excludes cash and cash equivalents.

Fund profile subject to change due to active management.

3

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Fund Expenses

Example:  As a Fund shareholder, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution and/or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of Fund investing and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (October 1, 2014 – March 31, 2015).

Actual Expenses:  The first section of the table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes:  The second section of the table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual Fund return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Beginning Account Value (10/1/14)	Ending Account Value (3/31/15)	Expenses Paid During Period* (10/1/14 – 3/31/15)		Annualized Expense Ratio

Actual
Class A	$1,000.00	$1,066.00	$7.21	**	1.40%
Class B	$1,000.00	$1,061.60	$11.05	**	2.15%
Class C	$1,000.00	$1,061.70	$11.05	**	2.15%
Class I	$1,000.00	$1,067.40	$5.93	**	1.15%

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,018.00	$7.04	**	1.40%
Class B	$1,000.00	$1,014.20	$10.80	**	2.15%
Class C	$1,000.00	$1,014.20	$10.80	**	2.15%
Class I	$1,000.00	$1,019.20	$5.79	**	1.15%

*

Expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on September 30, 2014.

**	Absent an allocation of certain expenses to affiliates, the expenses would be higher.

4

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Portfolio of Investments (Unaudited)

Common Stocks — 99.7%

Security	Shares	Value

Aerospace & Defense — 2.6%
B/E Aerospace, Inc.	10,791	$686,524
KLX, Inc.(1)	5,395	207,923

		$894,447

Banks — 2.0%
First Republic Bank	11,977	$683,767

		$683,767

Beverages — 2.6%
Brown-Forman Corp., Class B	6,184	$558,724
Dr Pepper Snapple Group, Inc.	3,937	308,976

		$867,700

Capital Markets — 5.8%
Affiliated Managers Group, Inc.(1)	6,398	$1,374,162
Raymond James Financial, Inc.	10,656	605,048

		$1,979,210

Chemicals — 5.9%
Airgas, Inc.	9,749	$1,034,466
Ecolab, Inc.	8,426	963,766

		$1,998,232

Commercial Services & Supplies — 4.3%
Stericycle, Inc.(1)	1,301	$182,699
Waste Connections, Inc.	26,772	1,288,804

		$1,471,503

Communications Equipment — 3.4%
F5 Networks, Inc.(1)	5,336	$613,320
Juniper Networks, Inc.	23,334	526,882

		$1,140,202

Diversified Financial Services — 2.5%
Intercontinental Exchange, Inc.	3,702	$863,566

		$863,566

Electrical Equipment — 3.0%
AMETEK, Inc.	11,101	$583,247
Rockwell Automation, Inc.	3,683	427,191

		$1,010,438

Security	Shares	Value

Electronic Equipment, Instruments & Components — 3.7%
Amphenol Corp., Class A	21,556	$1,270,295

		$1,270,295

Energy Equipment & Services — 3.7%
Cameron International Corp.(1)	7,728	$348,687
Core Laboratories NV	4,601	480,758
Weatherford International PLC(1)	33,122	407,401

		$1,236,846

Food & Staples Retailing — 2.0%
Whole Foods Market, Inc.	12,955	$674,696

		$674,696

Food Products — 4.4%
Hershey Co. (The)	5,383	$543,199
TreeHouse Foods, Inc.(1)	11,020	936,920

		$1,480,119

Health Care Providers & Services — 6.1%
Catamaran Corp.(1)	26,202	$1,560,067
Cigna Corp.	3,878	501,968

		$2,062,035

Health Care Technology — 2.1%
Cerner Corp.(1)	9,637	$706,007

		$706,007

Hotels, Restaurants & Leisure — 3.6%
Dunkin’ Brands Group, Inc.	7,061	$335,821
Panera Bread Co., Class A(1)	2,201	352,149
Starwood Hotels & Resorts Worldwide, Inc.	6,356	530,726

		$1,218,696

Insurance — 5.2%
Aon PLC	6,127	$588,927
Markel Corp.(1)	1,533	1,178,816

		$1,767,743

Life Sciences Tools & Services — 2.2%
Mettler-Toledo International, Inc.(1)	2,282	$749,979

		$749,979

5	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Portfolio of Investments (Unaudited) — continued

Security	Shares	Value

Machinery — 1.4%
IDEX Corp.	6,304	$478,032

		$478,032

Media — 2.8%
AMC Networks, Inc., Class A(1)	12,578	$963,978

		$963,978

Multiline Retail — 5.1%
Dollar Tree, Inc.(1)	8,181	$663,847
Nordstrom, Inc.	13,054	1,048,498

		$1,712,345

Personal Products — 1.4%
Estee Lauder Cos., Inc. (The), Class A	5,601	$465,779

		$465,779

Pharmaceuticals — 4.0%
Perrigo Co. PLC	8,114	$1,343,273

		$1,343,273

Professional Services — 1.6%
IHS, Inc.(1)	4,756	$541,043

		$541,043

Road & Rail — 4.2%
Genesee & Wyoming, Inc., Class A(1)	5,240	$505,346
J.B. Hunt Transport Services, Inc.	4,985	425,694
Kansas City Southern	4,944	504,683

		$1,435,723

Semiconductors & Semiconductor Equipment — 2.0%
Linear Technology Corp.	14,319	$670,129

		$670,129

Software — 3.7%
Check Point Software Technologies, Ltd.(1)	5,834	$478,213
Red Hat, Inc.(1)	10,145	768,484

		$1,246,697

Specialty Retail — 4.4%
Ross Stores, Inc.	8,077	$850,993

Security	Shares	Value

Specialty Retail (continued)
Tiffany & Co.	7,318	$644,057

		$1,495,050

Textiles, Apparel & Luxury Goods — 1.4%
Michael Kors Holdings, Ltd.(1)	7,466	$490,889

		$490,889

Trading Companies & Distributors — 2.6%
Fastenal Co.	20,915	$866,613

		$866,613

Total Common Stocks (identified cost $24,820,062)		$33,785,032

Short-Term Investments — 0.7%

Description	Interest (000’s omitted)	Value
Eaton Vance Cash Reserves Fund, LLC, 0.18%(2)	$246	$245,553

Total Short-Term Investments (identified cost $245,553)		$245,553

Total Investments — 100.4% (identified cost $25,065,615)		$34,030,585

Other Assets, Less Liabilities — (0.4)%		$(138,385)

Net Assets — 100.0%		$33,892,200

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

(1)	Non-income producing security.

(2)

Affiliated investment company, available to Eaton Vance portfolios and funds, which invests in high quality, U.S. dollar denominated money market instruments. The rate shown is the annualized seven-day yield as of March 31, 2015.

6	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Statement of Assets and Liabilities (Unaudited)

Assets	March 31, 2015
Unaffiliated investments, at value (identified cost, $24,820,062)	$33,785,032
Affiliated investment, at value (identified cost, $245,553)	245,553
Dividends receivable	17,849
Interest receivable from affiliated investment	40
Receivable for Fund shares sold	606
Receivable from affiliates	17,006
Total assets	$34,066,086

Liabilities
Payable for Fund shares redeemed	$118,915
Payable to affiliates:
Investment adviser fee	23,083
Administration fee	4,328
Distribution and service fees	12,917
Accrued expenses	14,643
Total liabilities	$173,886
Net Assets	$33,892,200

Sources of Net Assets
Paid-in capital	$24,655,711
Accumulated net realized gain	640,054
Accumulated net investment loss	(368,535)
Net unrealized appreciation	8,964,970
Total	$33,892,200

Class A Shares
Net Assets	$22,539,351
Shares Outstanding	1,497,386
Net Asset Value and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$15.05
Maximum Offering Price Per Share
(100 ÷ 94.25 of net asset value per share)	$15.97

Class B Shares
Net Assets	$1,555,389
Shares Outstanding	119,702
Net Asset Value and Offering Price Per Share*
(net assets ÷ shares of beneficial interest outstanding)	$12.99

Class C Shares
Net Assets	$7,930,173
Shares Outstanding	610,876
Net Asset Value and Offering Price Per Share*
(net assets ÷ shares of beneficial interest outstanding)	$12.98

Class I Shares
Net Assets	$1,867,287
Shares Outstanding	122,693
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$15.22

On sales of $50,000 or more, the offering price of Class A shares is reduced.

*	Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

7	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Statement of Operations (Unaudited)

Investment Income	Six Months Ended March 31, 2015
Dividends (net of foreign taxes, $725)	$135,413
Interest allocated from affiliated investment	285
Expenses allocated from affiliated investment	(34)
Total investment income	$135,664

Expenses
Investment adviser fee	$137,097
Administration fee	25,706
Distribution and service fees
Class A	28,084
Class B	8,714
Class C	40,356
Trustees’ fees and expenses	1,098
Custodian fee	14,786
Transfer and dividend disbursing agent fees	19,081
Legal and accounting services	19,442
Printing and postage	9,546
Registration fees	31,712
Miscellaneous	7,008
Total expenses	$342,630
Deduct —
Allocation of expenses to affiliates	$68,485
Total expense reductions	$68,485

Net expenses	$274,145

Net investment loss	$(138,481)

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$1,111,988
Investment transactions allocated from affiliated investment	2
Net realized gain	$1,111,990
Change in unrealized appreciation (depreciation) —
Investments	$1,174,435
Net change in unrealized appreciation (depreciation)	$1,174,435

Net realized and unrealized gain	$2,286,425

Net increase in net assets from operations	$2,147,944

8	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Statements of Changes in Net Assets

Increase (Decrease) in Net Assets	Six Months Ended March 31, 2015 (Unaudited)	Year Ended September 30, 2014
From operations —
Net investment loss	$(138,481)	$(348,034)
Net realized gain from investment transactions	1,111,990	3,898,485
Net change in unrealized appreciation (depreciation) from investments	1,174,435	(791,307)
Net increase in net assets from operations	$2,147,944	$2,759,144
Distributions to shareholders —
From net realized gain
Class A	$(1,775,783)	$(580,186)
Class B	(159,551)	(62,391)
Class C	(734,188)	(244,452)
Class I	(159,511)	(35,222)
Total distributions to shareholders	$(2,829,033)	$(922,251)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$389,879	$1,477,603
Class B	13,623	204,259
Class C	346,611	877,373
Class I	267,509	1,155,272
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	1,661,744	551,652
Class B	145,145	55,654
Class C	608,748	199,711
Class I	145,881	30,355
Cost of shares redeemed
Class A	(2,268,183)	(5,389,852)
Class B	(272,110)	(484,996)
Class C	(1,042,009)	(1,932,229)
Class I	(514,855)	(814,257)
Net asset value of shares exchanged
Class A	182,522	324,839
Class B	(182,522)	(324,839)
Net decrease in net assets from Fund share transactions	$(518,017)	$(4,069,455)

Net decrease in net assets	$(1,199,106)	$(2,232,562)

Net Assets
At beginning of period	$35,091,306	$37,323,868
At end of period	$33,892,200	$35,091,306

Accumulated net investment loss included in net assets
At end of period	$(368,535)	$(230,054)

9	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Financial Highlights

	Class A
	Six Months Ended March 31, 2015 (Unaudited)		Year Ended September 30,			Period Ended September 30, 2011(1)		Year Ended October 31,
			2014	2013	2012			2010		2009
Net asset value — Beginning of period	$15.320		$14.570	$12.420	$14.100	$14.410		$11.610		$9.910

Income (Loss) From Operations
Net investment loss(2)	$(0.045)		$(0.108)	$(0.091)	$(0.105)	$(0.088	)(3)	$(0.060)		$(0.012)
Net realized and unrealized gain (loss)	1.000		1.215	2.545	1.904	(0.166)		2.860		1.712

Total income (loss) from operations	$0.955		$1.107	$2.454	$1.799	$(0.254)		$2.800		$1.700

Less Distributions
From net realized gain	$(1.225)		$(0.357)	$(0.304)	$(3.479)	$(0.056)		$—		$—

Total distributions	$(1.225)		$(0.357)	$(0.304)	$(3.479)	$(0.056)		$—		$—

Net asset value — End of period	$15.050		$15.320	$14.570	$12.420	$14.100		$14.410		$11.610

Total Return(4)	6.60	%(5)	7.69%	20.25%	15.35%	(1.81	)%(5)	24.12%		17.15%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$22,539		$22,918	$24,658	$26,305	$29,725		$35,125		$24,813
Ratios (as a percentage of average daily net assets):
Expenses(6)(7)	1.40	%(8)	1.40%	1.40%	1.40%	1.52	%(8)(9)	1.60	%(9)	1.60	%(9)
Net investment loss	(0.61	)%(8)	(0.71)%	(0.69)%	(0.81)%	(0.59	)%(3)(8)(9)	(0.46	)%(9)	(0.11	)%(9)
Portfolio Turnover of the Portfolio(10)	—		—	—	—	16	%(5)	33%		42%
Portfolio Turnover of the Fund	11	%(5)	26%	23%	50%	52	%(5)(11)	—		—

(1)	For the eleven months ended September 30, 2011. The Fund changed its fiscal year-end from October 31 to September 30.

(2)	Computed using average shares outstanding.

(3)

Net investment loss per share reflects special dividends allocated from the Portfolio, which amounted to $0.015 per share, for the period while the Fund was making investments directly in the Portfolio. Excluding special dividends, the ratio of net investment loss to average daily net assets would have been (0.69)%.

(4)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(5)	Not annualized.

(6)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(7)

The investment adviser of the Portfolio waived a portion of its investment adviser fee and/or the administrator of the Fund subsidized certain operating expenses (equal to 0.40%, 0.33%, 0.42%, 0.32%, 0.21%, 0.09% and 0.31% of average daily net assets for the six months ended March 31, 2015, the years ended September 30, 2014, 2013 and 2012, the period ended September 30, 2011 and the years ended October 31, 2010 and 2009, respectively). A portion of the waiver and subsidy was borne by the sub-adviser. Absent this waiver and/or subsidy, total return would be lower.

(8)	Annualized.

(9)	Includes the Fund’s share of the Portfolio’s allocated expenses for the period while the Fund was investing in the Portfolio.

(10)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was investing in the Portfolio.

(11)	For the period from April 22, 2011 through September 30, 2011 when the Fund was making investments directly in securities.

References to Portfolio herein are to Tax-Managed Mid-Cap Core Portfolio, a Massachusetts business trust having the same investment objective and policies as the Fund, in which the Fund invested all of its investable assets prior to April 22, 2011.

10	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Financial Highlights — continued

	Class B
	Six Months Ended March 31, 2015 (Unaudited)		Year Ended September 30,			Period Ended September 30, 2011(1)		Year Ended October 31,
			2014	2013	2012			2010		2009
Net asset value — Beginning of period	$13.440		$12.920	$11.130	$13.060	$13.450		$10.920		$9.380

Income (Loss) From Operations
Net investment loss(2)	$(0.089)		$(0.197)	$(0.169)	$(0.183)	$(0.195	)(3)	$(0.146)		$(0.075)
Net realized and unrealized gain (loss)	0.864		1.074	2.263	1.732	(0.139)		2.676		1.615

Total income (loss) from operations	$0.775		$0.877	$2.094	$1.549	$(0.334)		$2.530		$1.540

Less Distributions
From net realized gain	$(1.225)		$(0.357)	$(0.304)	$(3.479)	$(0.056)		$—		$—

Total distributions	$(1.225)		$(0.357)	$(0.304)	$(3.479)	$(0.056)		$—		$—

Net asset value — End of period	$12.990		$13.440	$12.920	$11.130	$13.060		$13.450		$10.920

Total Return(4)	6.16	%(5)	6.88%	19.35%	14.49%	(2.53	)%(5)	23.17%		16.42%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$1,555		$1,907	$2,354	$2,655	$3,790		$3,327		$3,102
Ratios (as a percentage of average daily net assets):
Expenses(6)(7)	2.15	%(8)	2.15%	2.15%	2.15%	2.25	%(8)(9)	2.35	%(9)	2.35	%(9)
Net investment loss	(1.37	)%(8)	(1.46)%	(1.44)%	(1.56)%	(1.39	)%(3)(8)(9)	(1.21	)%(9)	(0.80	)%(9)
Portfolio Turnover of the Portfolio(10)	—		—	—	—	16	%(5)	33%		42%
Portfolio Turnover of the Fund	11	%(5)	26%	23%	50%	52	%(5)(11)	—		—

(1)	For the eleven months ended September 30, 2011. The Fund changed its fiscal year-end from October 31 to September 30.

(2)	Computed using average shares outstanding.

(3)

Net investment loss per share reflects special dividends allocated from the Portfolio, which amounted to $0.014 per share, for the period while the Fund was making investments directly in the Portfolio. Excluding special dividends, the ratio of net investment loss to average daily net assets would have been (1.49)%.

(4)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(5)	Not annualized.

(6)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(7)

The investment adviser of the Portfolio waived a portion of its investment adviser fee and/or the administrator of the Fund subsidized certain operating expenses (equal to 0.40%, 0.33%, 0.42%, 0.32%, 0.21%, 0.09% and 0.31% of average daily net assets for the six months ended March 31, 2015, the years ended September 30, 2014, 2013 and 2012, the period ended September 30, 2011 and the years ended October 31, 2010 and 2009, respectively). A portion of the waiver and subsidy was borne by the sub-adviser. Absent this waiver and/or subsidy, total return would be lower.

(8)	Annualized.

(9)	Includes the Fund’s share of the Portfolio’s allocated expenses for the period while the Fund was investing in the Portfolio.

(10)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was investing in the Portfolio.

(11)	For the period from April 22, 2011 through September 30, 2011 when the Fund was making investments directly in securities.

References to Portfolio herein are to Tax-Managed Mid-Cap Core Portfolio, a Massachusetts business trust having the same investment objective and policies as the Fund, in which the Fund invested all of its investable assets prior to April 22, 2011.

11	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Financial Highlights — continued

	Class C
	Six Months Ended March 31, 2015 (Unaudited)		Year Ended September 30,			Period Ended September 30, 2011(1)		Year Ended October 31,
			2014	2013	2012			2010		2009
Net asset value — Beginning of period	$13.430		$12.910	$11.120	$13.050	$13.430		$10.910		$9.370

Income (Loss) From Operations
Net investment loss(2)	$(0.088)		$(0.196)	$(0.169)	$(0.182)	$(0.198	)(3)	$(0.145)		$(0.080)
Net realized and unrealized gain (loss)	0.863		1.073	2.263	1.731	(0.126)		2.665		1.620

Total income (loss) from operations	$0.775		$0.877	$2.094	$1.549	$(0.324)		$2.520		$1.540

Less Distributions
From net realized gain	$(1.225)		$(0.357)	$(0.304)	$(3.479)	$(0.056)		$—		$—

Total distributions	$(1.225)		$(0.357)	$(0.304)	$(3.479)	$(0.056)		$—		$—

Net asset value — End of period	$12.980		$13.430	$12.910	$11.120	$13.050		$13.430		$10.910

Total Return(4)	6.17	%(5)	6.88%	19.36%	14.51%	(2.46	)%(5)	23.10%		16.44%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$7,930		$8,270	$8,759	$9,796	$10,456		$7,195		$6,528
Ratios (as a percentage of average daily net assets):
Expenses(6)(7)	2.15	%(8)	2.15%	2.15%	2.15%	2.25	%(8)(9)	2.35	%(9)	2.35	%(9)
Net investment loss	(1.36	)%(8)	(1.46)%	(1.44)%	(1.55)%	(1.42	)%(3)(8)(9)	(1.20	)%(9)	(0.84	)%(9)
Portfolio Turnover of the Portfolio(10)	—		—	—	—	16	%(5)	33%		42%
Portfolio Turnover of the Fund	11	%(5)	26%	23%	50%	52	%(5)(11)	—		—

(1)	For the eleven months ended September 30, 2011. The Fund changed its fiscal year-end from October 31 to September 30.

(2)	Computed using average shares outstanding.

(3)

Net investment loss per share reflects special dividends allocated from the Portfolio, which amounted to $0.013 per share, for the period while the Fund was making investments directly in the Portfolio. Excluding special dividends, the ratio of net investment loss to average daily net assets would have been (1.51)%.

(4)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(5)	Not annualized.

(6)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(7)

The investment adviser of the Portfolio waived a portion of its investment adviser fee and/or the administrator of the Fund subsidized certain operating expenses (equal to 0.40%, 0.33%, 0.42%, 0.32%, 0.21%, 0.09% and 0.31% of average daily net assets for the six months ended March 31, 2015, the years ended September 30, 2014, 2013 and 2012, the period ended September 30, 2011 and the years ended October 31, 2010 and 2009, respectively). A portion of the waiver and subsidy was borne by the sub-adviser. Absent this waiver and/or subsidy, total return would be lower.

(8)	Annualized.

(9)	Includes the Fund’s share of the Portfolio’s allocated expenses for the period while the Fund was investing in the Portfolio.

(10)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was investing in the Portfolio.

(11)	For the period from April 22, 2011 through September 30, 2011 when the Fund was making investments directly in securities.

References to Portfolio herein are to Tax-Managed Mid-Cap Core Portfolio, a Massachusetts business trust having the same investment objective and policies as the Fund, in which the Fund invested all of its investable assets prior to April 22, 2011.

12	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Financial Highlights — continued

	Class I
	Six Months Ended March 31, 2015 (Unaudited)		Year Ended September 30,			Period Ended September 30, 2011(1)
			2014	2013	2012
Net asset value — Beginning of period	$15.460		$14.660	$12.470	$14.110	$17.730

Income (Loss) From Operations
Net investment loss(2)	$(0.027)		$(0.069)	$(0.063)	$(0.072)	$(0.058)
Net realized and unrealized gain (loss)	1.012		1.226	2.557	1.911	(3.562)

Total income (loss) from operations	$0.985		$1.157	$2.494	$1.839	$(3.620)

Less Distributions
From net realized gain	$(1.225)		$(0.357)	$(0.304)	$(3.479)	$—

Total distributions	$(1.225)		$(0.357)	$(0.304)	$(3.479)	$—

Net asset value — End of period	$15.220		$15.460	$14.660	$12.470	$14.110

Total Return(3)	6.74	%(4)	7.99%	20.50%	15.69%	(20.42	)%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$1,867		$1,996	$1,553	$872	$1
Ratios (as a percentage of average daily net assets):
Expenses(5)(6)	1.15	%(7)	1.15%	1.15%	1.15%	1.15	%(7)
Net investment loss	(0.36	)%(7)	(0.45)%	(0.47)%	(0.58)%	(0.86	)%(7)
Portfolio Turnover	11	%(4)	26%	23%	50%	52	%(4)(8)

(1)	For the period from the commencement of operations, May 2, 2011, to September 30, 2011.

(2)	Computed using average shares outstanding.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(4)	Not annualized.

(5)

The administrator of the Fund subsidized certain operating expenses (equal to 0.40%, 0.33%, 0.42%, 0.32% and 0.38% of average daily net assets for the six months ended March 31, 2015, the years ended September 30, 2014, 2013 and 2012 and the period ended September 30, 2011, respectively). A portion of the subsidy was borne by the sub-adviser. Absent this subsidy, total return would be lower.

(6)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(7)	Annualized.

(8)	For the period from April 22, 2011 through September 30, 2011 when the Fund was making investments directly in securities.

13	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Notes to Financial Statements (Unaudited)

1  Significant Accounting Policies

Eaton Vance Atlanta Capital Horizon Growth Fund (the Fund) is a diversified series of Eaton Vance Mutual Funds Trust (the Trust). The Trust is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Fund’s investment objective is to seek total return. The Fund offers four classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I shares are sold at net asset value and are not subject to a sales charge. Class B shares automatically convert to Class A shares eight years after their purchase as described in the Fund’s prospectus. Beginning January 1, 2012, Class B shares are only available for purchase upon exchange from another Eaton Vance fund or through reinvestment of distributions. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses and net investment income and losses, other than class-specific expenses, are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Fund. The policies are in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). The Fund is an investment company and follows accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946.

A  Investment Valuation — The following methodologies are used to determine the market value or fair value of investments.

Equity Securities. Equity securities listed on a U.S. securities exchange generally are valued at the last sale or closing price on the day of valuation or, if no sales took place on such date, at the mean between the closing bid and asked prices therefore on the exchange where such securities are principally traded. Equity securities listed on the NASDAQ Global or Global Select Market generally are valued at the NASDAQ official closing price. Unlisted or listed securities for which closing sales prices or closing quotations are not available are valued at the mean between the latest available bid and asked prices.

Affiliated Fund. The Fund may invest in Eaton Vance Cash Reserves Fund, LLC (Cash Reserves Fund), an affiliated investment company managed by Eaton Vance Management (EVM). The value of the Fund’s investment in Cash Reserves Fund reflects the Fund’s proportionate interest in its net assets. Cash Reserves Fund generally values its investment securities utilizing the amortized cost valuation technique in accordance with Rule 2a-7 under the 1940 Act. This technique involves initially valuing a portfolio security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If amortized cost is determined not to approximate fair value, Cash Reserves Fund may value its investment securities based on available market quotations provided by a third party pricing service.

Fair Valuation. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Fund in a manner that fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable companies or entities, quotations or relevant information obtained from broker/dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the company’s or entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B  Investment Transactions — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost.

C  Income — Dividend income is recorded on the ex-dividend date for dividends received in cash and/or securities. However, if the ex-dividend date has passed, certain dividends from foreign securities are recorded as the Fund is informed of the ex-dividend date. Withholding taxes on foreign dividends and capital gains have been provided for in accordance with the Fund’s understanding of the applicable countries’ tax rules and rates. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

D  Federal Taxes — The Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary.

As of March 31, 2015, the Fund had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. The Fund files a U.S. federal income tax return annually after its fiscal year-end, which is subject to examination by the Internal Revenue Service for a period of three years from the date of filing.

E  Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

F  Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Fund. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Fund maintains with SSBT. All credit balances, if any, used to reduce the Fund’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

14

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Notes to Financial Statements (Unaudited) — continued

G  Use of Estimates — The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H  Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

I  Interim Financial Statements — The interim financial statements relating to March 31, 2015 and for the six months then ended have not been audited by an independent registered public accounting firm, but in the opinion of the Fund’s management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial statements.

2  Distributions to Shareholders and Income Tax Information

It is the present policy of the Fund to make at least one distribution annually (normally in December) of all or substantially all of its net investment income and to distribute annually all or substantially all of its net realized capital gains. Distributions to shareholders are recorded on the ex-dividend date. Distributions are declared separately for each class of shares. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of the Fund at the net asset value as of the ex-dividend date or, at the election of the shareholder, receive distributions in cash. Distributions to shareholders are determined in accordance with income tax regulations, which may differ from U.S. GAAP. As required by U.S. GAAP, only distributions in excess of tax basis earnings and profits are reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

At September 30, 2014, the Fund had a late year ordinary loss of $230,054 which it has elected to defer to the following taxable year pursuant to income tax regulations. Late year ordinary losses represent certain specified losses realized in that portion of a taxable year after October 31 that are treated as ordinary for tax purposes plus ordinary losses attributable to that portion of a taxable year after December 31.

The cost and unrealized appreciation (depreciation) of investments of the Fund at March 31, 2015, as determined on a federal income tax basis, were as follows:

Aggregate cost	$25,257,623

Gross unrealized appreciation	$9,272,510
Gross unrealized depreciation	(499,548)

Net unrealized appreciation	$8,772,962

3  Investment Adviser and Administration Fees and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of EVM, as compensation for investment advisory services rendered to the Fund. The fee is computed at an annual rate of 0.80% of the Fund’s average daily net assets up to $500 million and is payable monthly. On net assets of $500 million and over, the annual fee is reduced. For the six months ended March 31, 2015, the investment adviser fee amounted to $137,097 or 0.80% (annualized) of the Fund’s average daily net assets. Pursuant to a sub-advisory agreement, BMR pays Atlanta Capital Management Company, LLC (Atlanta Capital), an affiliate of EVM, a portion of its adviser fee for sub-advisory services provided to the Fund. The Fund invests its cash in Cash Reserves Fund. EVM does not currently receive a fee for advisory services provided to Cash Reserves Fund.The administration fee is earned by EVM for administering the business affairs of the Fund and is computed at an annual rate of 0.15% of the Fund’s average daily net assets. For the six months ended March 31, 2015, the administration fee amounted to $25,706.

EVM and Atlanta Capital have agreed to reimburse the Fund’s operating expenses to the extent that total annual operating expenses (relating to ordinary operating expenses only) exceed 1.40%, 2.15%, 2.15% and 1.15% of the Fund’s average daily net assets for Class A, Class B, Class C and Class I, respectively. This agreement may be changed or terminated after January 31, 2016. Pursuant to this agreement, EVM and Atlanta Capital were allocated $68,485 in total of the Fund’s operating expenses for the six months ended March 31, 2015.

15

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Notes to Financial Statements (Unaudited) — continued

EVM provides sub-transfer agency and related services to the Fund pursuant to a Sub-Transfer Agency Support Services Agreement. For the six months ended March 31, 2015, EVM earned $2,153 from the Fund pursuant to such agreement, which is included in transfer and dividend disbursing agent fees on the Statement of Operations. The Fund was informed that Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Fund’s principal underwriter, received $852 as its portion of the sales charge on sales of Class A shares for the six months ended March 31, 2015. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5).

Trustees and officers of the Fund who are members of EVM’s or BMR’s organizations receive remuneration for their services to the Fund out of the investment adviser fee. Trustees of the Fund who are not affiliated with the investment adviser and administrator may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the six months ended March 31, 2015, no significant amounts have been deferred. Certain officers and Trustees of the Fund are officers of the above organizations.

4  Distribution Plans

The Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class A Plan, the Fund pays EVD a distribution and service fee of 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to the Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. Distribution and service fees paid or accrued to EVD for the six months ended March 31, 2015 amounted to $28,084 for Class A shares.

The Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class B and Class C Plans, the Fund pays EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the Fund. For the six months ended March 31, 2015, the Fund paid or accrued to EVD $6,536 and $30,267 for Class B and Class C shares, respectively.

Pursuant to the Class B and Class C Plans, the Fund also makes payments of service fees to EVD, financial intermediaries and other persons in amounts equal to 0.25% per annum of its average daily net assets attributable to that class. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the sales commissions and distribution fees payable to EVD. Service fees paid or accrued for the six months ended March 31, 2015 amounted to $2,178 and $10,089 for Class B and Class C shares, respectively.

Distribution and service fees are subject to the limitations contained in the Financial Industry Regulatory Authority’s NASD Conduct Rule 2830(d).

5  Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within six years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within 18 months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 5% in the case of redemptions in the first and second year after purchase, declining one percentage point each subsequent year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. For the six months ended March 31, 2015, the Fund was informed that EVD received approximately $2,000 of CDSCs paid by Class B shareholders and no CDSCs paid by Class A and Class C shareholders.

6  Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, aggregated $3,903,942 and $7,118,837, respectively, for the six months ended March 31, 2015.

16

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Notes to Financial Statements (Unaudited) — continued

7  Shares of Beneficial Interest

The Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Fund) and classes. Transactions in Fund shares were as follows:

Class A	Six Months Ended March 31, 2015 (Unaudited)	Year Ended September 30, 2014

Sales	26,261	96,921
Issued to shareholders electing to receive payments of distributions in Fund shares	115,479	37,400
Redemptions	(152,279)	(351,708)
Exchange from Class B shares	12,082	21,238

Net increase (decrease)	1,543	(196,149)

Class B	Six Months Ended March 31, 2015 (Unaudited)	Year Ended September 30, 2014

Sales	1,085	15,347
Issued to shareholders electing to receive payments of distributions in Fund shares	11,658	4,277
Redemptions	(21,028)	(35,785)
Exchange to Class A shares	(13,904)	(24,132)

Net decrease	(22,189)	(40,293)

Class C	Six Months Ended March 31, 2015 (Unaudited)	Year Ended September 30, 2014

Sales	27,298	65,560
Issued to shareholders electing to receive payments of distributions in Fund shares	48,935	15,363
Redemptions	(81,380)	(143,487)

Net decrease	(5,147)	(62,564)

Class I	Six Months Ended March 31, 2015 (Unaudited)	Year Ended September 30, 2014

Sales	17,752	73,999
Issued to shareholders electing to receive payments of distributions in Fund shares	10,033	2,044
Redemptions	(34,244)	(52,779)

Net increase (decrease)	(6,459)	23,264

8  Line of Credit

The Fund participates with other portfolios and funds managed by EVM and its affiliates in a $750 million unsecured line of credit agreement with a group of banks, which is in effect through September 7, 2015. Borrowings are made by the Fund solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to the Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.08% on the daily unused portion of the line of credit is allocated among the participating portfolios and

17

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Notes to Financial Statements (Unaudited) — continued

funds at the end of each quarter. Because the line of credit is not available exclusively to the Fund, it may be unable to borrow some or all of its requested amounts at any particular time. The Fund did not have any significant borrowings or allocated fees during the six months ended March 31, 2015.

9  Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

•	Level 1 – quoted prices in active markets for identical investments

•	Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

In cases where the inputs used to measure fair value fall in different levels of the fair value hierarchy, the level disclosed is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At March 31, 2015, the hierarchy of inputs used in valuing the Fund’s investments, which are carried at value, were as follows:

Asset Description	Level 1		Level 2	Level 3	Total

Common Stocks	$33,785,032	*	$—	$—	$33,785,032
Short-Term Investments	—		245,553	—	245,553

Total Investments	$33,785,032		$245,553	$—	$34,030,585

*	The level classification by major category of investments is the same as the category presentation in the Portfolio of Investments.

The Fund held no investments or other financial instruments as of September 30, 2014 whose fair value was determined using Level 3 inputs. At March 31, 2015, there were no investments transferred between Level 1 and Level 2 during the six months then ended.

18

Eaton Vance

Atlanta Capital Horizon Growth Fund

March 31, 2015

Officers and Trustees

Officers of Eaton Vance Atlanta Capital Horizon Growth Fund

Payson F. Swaffield

President

Maureen A. Gemma

Vice President, Secretary and Chief Legal Officer

James F. Kirchner

Treasurer

Paul M. O’Neil

Chief Compliance Officer

Trustees of Eaton Vance Atlanta Capital Horizon Growth Fund

Ralph F. Verni

Chairman

Scott E. Eston

Thomas E. Faust Jr.*

Cynthia E. Frost

George J. Gorman

Valerie A. Mosley

William H. Park

Ronald A. Pearlman

Helen Frame Peters

Susan J. Sutherland

Harriett Tee Taggart

*	Interested Trustee

19

Eaton Vance Funds

IMPORTANT NOTICES

Privacy.  The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (“Privacy Policy”) with respect to nonpublic personal information about its customers:

•

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

•

None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker-dealers.

•	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

•

We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Eaton Vance Distributors, Inc., Eaton Vance Trust Company, Eaton Vance Management’s Real Estate Investment Group and Boston Management and Research. In addition, our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial advisor/broker-dealer, it is likely that only such advisor’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures. For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents.  The Securities and Exchange Commission (SEC) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders. Eaton Vance, or your financial advisor, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial advisor, otherwise. If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial advisor. Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial advisor.

Portfolio Holdings.  Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting.  From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, without charge, upon request, by calling 1-800-262-1122 and by accessing the SEC’s website at www.sec.gov.

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Investment Adviser

Boston Management and Research

Two International Place

Boston, MA 02110

Sub-Adviser

Atlanta Capital Management Company, LLC

1075 Peachtree Street NE

Suite 2100

Atlanta, GA 30309

Administrator

Eaton Vance Management

Two International Place

Boston, MA 02110

Principal Underwriter*

Eaton Vance Distributors, Inc.

Two International Place

Boston, MA 02110

(617) 482-8260

Custodian

State Street Bank and Trust Company

State Street Financial Center, One Lincoln Street

Boston, MA 02111

Transfer Agent

BNY Mellon Investment Servicing (US) Inc.

Attn: Eaton Vance Funds

P.O. Box 9653

Providence, RI 02940-9653

(800) 262-1122

Fund Offices

Two International Place

Boston, MA 02110

*

FINRA BrokerCheck.  Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing this program is available to investors at www.FINRA.org.

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